UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

MACKENZIE INVESTMENT MANAGEMENT INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-17994	59-2522153

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

925 South Federal Highway, Suite 600, Boca Raton, FL	33432

(Address of principal executive offices)	(Zip Code)

(561) 393-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On December 17, 2002, Mackenzie Investment Management Inc., a Delaware corporation (the “Company”), announced the completion of the sale of the Company to Waddell & Reed Financial, Inc., a Delaware corporation (“Waddell”), for approximately US$70 million, including US$11 million paid by the Company to its public shareholders. At a special meeting of the Company’s shareholders held on December 11, 2002, 17,907,195 shares of the issued and outstanding common stock of the Company, or 95.99% of the issued and outstanding shares of common stock of the Company, voted in favor of the adoption and approval of the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) and resolution of the Board of Directors of the Company in connection therewith, a required element of the sale to Waddell. On December 16, 2002, the Company effected its dissolution by filing a certificate of dissolution with the Secretary of State of the State of Delaware to effectuate the Plan of Dissolution. The press release concerning the sale is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 7(c). Exhibits.

99.1	Press Release of the Company, dated December 17, 2002.

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SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MACKENZIE INVESTMENT MANAGEMENT INC.

By: /s/ Beverly Yanowitch

Name: Beverly Yanowitch Title: Vice President and Chief Financial Officer
Dated: December 17, 2002

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